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                                                                    EXHIBIT 99.6

                                  PENTACOM LTD.

                         NOTICE OF GRANT OF STOCK OPTION


     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Shares of PentaCom Ltd. (the "Company"); such grant is subject to the terms and conditions set forth herein, including but not limited to the "Effectiveness Conditions" set forth below:

     Optionee:                                   _______

     Grant Date:                                 _______

     Vesting Commencement Date:                  _______

     Exercise Price:                            $_______

     Number of Option Shares:                    _______

     Expiration Date:                            _______

     Type of Option:                             _______

     Exercise Schedule: The Option Shares shall become exercisable with respect to (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six
     (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the PentaCom Ltd. 1999 Share Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

     TRANSFER RESTRICTIONS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS EXERCISABLE BY THE COMPANY AND ITS ASSIGNS.

     At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining optionee) or of Optionee, which rights are

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hereby expressly reserved by each to terminate Optionee's Service at any time for any reason, with or without cause.

     Effectiveness Conditions. The grant of the Option set forth herein shall be conditional on the satisfaction of the following conditions:

     (i) The Optionee shall execute a proxy in the form attached hereto as Exhibit C.

     (ii) The spouse of the Optionee shall execute a "waiver and acknowledgement" letter in the form attached hereto as Exhibit D.

     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: ___________, _______

                                  PENTACOM LTD.

                                  By:
                                           --------------------------
                                  Title:
                                           --------------------------

                                           --------------------------
                                           OPTIONEE

                                  Address:

                                           --------------------------

                                           --------------------------

ATTACHMENTS:
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - 1999 SHARE OPTION PLAN
EXHIBIT C - FORM OF PROXY
EXHIBIT D - FORM OF SPOUSE WAIVER AND ACKNOWLEDGEMENT


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